                                                                 Exhibit 10.24

                              1220 L STREET, N.W.

                                OFFICIAL LEASE

                             JBG PROPERTIES, INC.

                              AGREEMENT OF LEASE
                                      FOR
                                 OFFICE SPACE

                               TABLE OF CONTENTS

ARTICLE                                                                     PAGE

1.  DEFINITIONS................................................................1
2.  TERM.......................................................................3
3.  WORK AGREEMENT.............................................................4
4.  RENT.......................................................................4
5.  ADDITIONAL RENT............................................................5
6.  USE........................................................................6
7.  CARE OF PREMISES...........................................................7
8.  ALTERATIONS BY TENANT......................................................7
9.  EQUIPMENT..................................................................9
10. OWNERSHIP AND REMOVAL OF PROPERTY..........................................9
11. LANDLORD'S ACCESS TO PREMISES.............................................10
12. SERVICES AND UTILITIES....................................................10
13. RULES AND REGULATIONS.....................................................11
14. REPAIR OF DAMAGE CAUSED BY TENANT: INDEMNIFICATION........................11
15. LIMITATION ON LANDLORD LIABILITY..........................................11
16. FIRE AND OTHER CASUALTY...................................................11
17. TENANT INSURANCE..........................................................12
18. CONDEMNATION..............................................................13
19. DEFAULT...................................................................13
20. NO WAIVER.................................................................16
21. HOLDING OVER..............................................................16
22. SUBORDINATION.............................................................17
23. ASSIGNMENT AND SUBLETTING.................................................17
24. TRANSFER BY LANDLORD......................................................18
25. INABILITY TO PERFORM......................................................18
26. ESTOPPEL CERTIFICATES.....................................................18
27. COVENANT OF QUIET ENJOYMENT...............................................19
28. WAIVER OF JURY TRIAL......................................................19
29. BROKERS...................................................................19
30. CERTAIN RIGHTS RESERVED BY LANDLORD.......................................19
31. NOTICES...................................................................19
32. MISCELLANEOUS PROVISIONS..................................................20
    A.  Benefit and Burden....................................................20
    B.  Governing Law.........................................................20
    C.  No Partnership........................................................20
    D.  Delegation by Landlord................................................20
    E.  Tenant Responsibility for Agents......................................20
    F.  Invalidity of Particular Provisions...................................20
    G.  Counterparts..........................................................20
    H.  Entire Agreement......................................................20
    I.  Amendments............................................................20
    J.  Mortgagee's Performance...............................................20
    K.  Limitation on Interest................................................21
    L.  Remedies Cumulative...................................................21
    M.  Annual Financial Statements...........................................21
33. LENDER APPROVAL (Intentionally omitted)...................................21
34. PARKING...................................................................21
35. SECURITY DEPOSIT..........................................................21
36. HAZARDOUS MATERIALS.......................................................22
37. NO RECORDATION............................................................22
38. LANDLORD'S RELOCATION OPTION..............................................23
39. AIR CONDITIONING SPACE....................................................23
    SIGNATURES................................................................23

Exhibit A - Premises Plan
Exhibit B - Declaration of Acceptance
[Intentionally omitted.]
Exhibit D - Rules and Regulations
Exhibit E - Method of Measurement
Exhibit F - Parking
[Intentionally omitted.]

                              1220 L STREET, N.W.

                                  OFFICE LEASE

        THIS LEASE AGREEMENT (the "Lease") is made and entered into this 25 day
                                                                         --
of August 1994 by and between 13TH and L ASSOCIATES, a District of Columbia
   ------
general partnership ("Landlord") and TELCO COMMUNICATIONS GROUP, INC., a Virginia corporation ("Tenant"). In consideration of the Rent hereinafter
- --------
reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

1.   DEFINITIONS.

     Except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings assigned to them in this
Section:

     A. Alterations: Any improvements, alterations, fixed decorations or modifications, structural or otherwise, to the Premises, the Building or the Land, as defined below, including but not limiter to the installation or modification of carpeting, partitions, counters, doors, air conditioning ducts, plumbing, piping, lighting fixtures, wiring, hardware, locks, ceilings and window and wall coverings.

     B. Building: The building located at 1220 L Street, N.W. in Washington, D.C., in which the Premises are located. Except as expressly indicated otherwise, the term "Building" shall include all portions of said building including but not limited to the Premises, the Common Areas and the garage.

     C. Common Areas: Those areas of the Building and/or Land, as the case may be, made available by Landlord for use by Tenant in common with the Landlord, other tenants of the Building and the employees, agents and invitees of Landlord and of such other tenants.

     D. Consumer Price Index (Regular and Base): [Intentionally omitted.]

     E. Default Rate: That rate of interest which is five (5) percentage points above the annual rate of interest which is publicly announced by NationsBank of D.C. ("NationsBank") from time to time as its "prime" rate of interest, irrespective of whether such rate is the lowest rate of interest charged by NationsBank to commercial borrowers. In the event that NationsBank ceases to announce such a prime rate of interest, Landlord, in Landlord's reasonable discretion, shall designate the prime rate of interest by another bank located in the Washington, D.C. metropolitan area, which shall be the prime rate of interest used to calculate the default rate.

     F. Fiscal Year. Each consecutive twelve (12) month period during the Term of this Lease that falls between January 1 and December 31 inclusive.

     G. Ground Leases: All ground and other underlying leases from which Landlord's title to the Land and/or the Building is or may in the future be derived. "Ground Lessors" shall denote those persons and entities holding such ground or underlying leases.

     H. Holidays: New Year's Day, Washington's Birthday, Martin Luther King, Jr.'s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, Christmas Day and any other holidays designated by an executive order of the President of the United States or by Act of Congress.

     I. Land: The real estate that supports the Building, and all associated easements.

     J. Landlord's Work:  [Intentionally omitted.]

     K. Lease Commencement Date: The date this Lease commences, as determined pursuant to Subsection 2.A. below.

     L. Lease Year: That period of twelve (12) consecutive calendar months that commences on the first day of the calendar month in which the Lease
Commencement Date occurs, and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as the "first Lease Year," and each of the following Lease Years shall similarly be numbered for identification purposes.

     M. Mortgages: All mortgages, deeds of trust and similar security instruments which may now or in the future encumber or otherwise affect the Building or the Land, including mortgages related to both construction and permanent financing. "Mortgagees" shall denote those persons and entities holding such mortgages, deeds of trust and similar security instruments.

     N. Operating Expenses: All costs and expenses incurred by Landlord during any Fiscal Year, as defined in Subsection 1.F. above, in managing, operating and maintaining the Building and the Land, as determined by Landlord in accordance with an accounting system established and regularly applied by Landlord. Such costs and expenses shall include, but not be limited to, the cost of water, gas, sanitary sewer, storm sewer, electricity and other utilities, trash removal, telephone services, insurance, janitorial and char services and supplies, security services, labor costs (including social security taxes and contributions and fringe benefits for Landlord's employees), charges under maintenance and service contracts (including but not limited to chillers, boilers, elevators, window and security services), central heating and air conditioning, management fees, business taxes, license fees, public space and vault rentals and charges, and the cost of any equipment or services provided by Landlord in connection with the servicing, operation, maintenance, repair and protection of the Building and the Land and related exterior appurtenances (whether or not provided on the Lease Commencement Date). Operating Expenses shall include the cost of capital improvements made by Landlord to manage, operate or maintain the Building, together with any financing charges incurred in connection therewith, provided that such costs shall be amortized over the useful life of the improvements and only the portion attributable to the Fiscal Year shall be included in Operating Expenses for the Fiscal Year. Operating Expenses shall not include: (i) Real Estate Tax Expenses, (ii) payments of principal and interest on any Mortgages, (iii) leasing commissions, or (iv) costs of preparing, improving or altering any space in preparation for occupancy of any new or renewal tenant. In the event that, during any Fiscal Year or portion thereof during the Term, Landlord shall furnish any utility or service which is included in the definition of Operating Expenses to less than one hundred percent (100%) of the rentable area of the Building because (i) less than all of the rentable area of the Building is occupied, (ii) any such utility or service is not desired or required by any tenant, or (iii) any tenant is itself obtaining or providing any such utility or service, then the Operating Expenses for such Fiscal Year shall be increased to equal the total expenses that Landlord reasonably estimates it would have incurred if Landlord had provided all such utilities and services to one hundred percent (100%) of the rentable area of the Building for the entire Fiscal Year. For example, if the average occupancy rate of the Building during a Fiscal Year is eighty percent (80%), the janitorial contractor's charges are $1.00 per occupied rentable square foot per year, and the Building contains one hundred thousand (100,000) rentable square feet of space, then it would be reasonable for Landlord to estimate that, if the Building had been one hundred percent (100%) occupied during the entire Fiscal Year, janitorial charges for such Fiscal Year would have been One Hundred Thousand Dollars ($100,000) and to compute the Operating Expenses for such Fiscal Year accordingly. In no event shall the provisions of this paragraph be used to enable

Landlord to collect from the tenants of the Building more than one hundred percent (100%) of the costs and expenses incurred by Landlord in managing, operating and maintaining the Building and the Land.

     O. Premises: 3,595 square feet of rentable area on the second (2nd) floor of the Building, known as Suite 210, as shown on the floor plan attached hereto as Exhibit A. However, the area and plan of the Premises may change in the event of the exercise of any option to expand or contract the Premises set forth in this Lease. The rentable area of the Premises has been determined in accordance with Exhibit E. Landlord shall have the option, exercisable by written notice to Tenant at any time during the Term, to have the rentable floor area of the Premises remeasured by Landlord's architect in the manner provided for in Exhibit E hereto. Upon such remeasurement by the Landlord's architect, Landlord may, at its option, give Tenant written notice of the rentable floor area so determined, in which event the rentable floor area as thus remeasured shall be deemed to be the rentable floor area of the Premises for all purposes of this Lease, all Rent theretofore paid by Tenant to Landlord during the Term shall be retroactively adjusted, and any deficiency shall be paid by Tenant to Landlord within thirty (30) days after Landlord's notice to Tenant setting forth the rentable floor area of the Premises.

     P. Premises' Standard Electrical Capacity: The electrical capacity sufficient to support Tenant's balanced consumption of two and one-half (2-1/2) watts per square foot of rentable area.

     Q. Real Estate Tax Expenses: All taxes and assessments, general or special, ordinary or extraordinary, and foreseen or unforeseen, that are assessed, levied or imposed upon the Building and/or the Land, under any current or future taxation or assessment system or modification of, or supplement or substitute for, such system, whether or not based on or measured by the receipts or revenues from the Building or the Land (including all taxes and assessments for public improvements or any other purpose and any gross receipts or similar taxes). Real Estate Tax Expenses also shall include all reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any such taxes, rates or assessments, including but not limited to legal fees in an amount not to exceed the amount of the reduction in such taxes, but shall not include any taxes on Tenant's or other Tenants' Personal Property or other tenants' personal property, which taxes are the sole obligation of each tenant.

     R. Rent:  All Base Rent and Additional Rent.

        (1) Base Rent: The amount payable by Tenant pursuant to Subsection 4.A. below.

        (2) Additional Rent: All sums of money payable by Tenant pursuant to this lease other than Base Rent.

        (3) Monthly Rent: A monthly installment of Base Rent and Additional Rent, if any, which shall equal one-twelfth (1/12th) of Base Rent and Additional Rent then in effect.

     S. Tenant's Personal Property: All equipment, improvements, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant or with Tenant's permission (other than any property of Landlord), with respect to which Tenant has not been granted any credit or allowance by Landlord, and which: (i) is removable without damage to the Premises, the Building and the Land, and (ii) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include any improvements or other property installed or placed in or on the Premises as part of Landlord's Work, whether or not any such property was purchased or installed at Tenant's expense.

     T. Unavoidable Delay: Any delays due to strikes, labor disputes, shortages of material, labor or energy, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or any other causes beyond the control of Landlord.

     U. Work Agreement:  [Intentionally omitted.]

2.   TERM.

     A. Term of Lease: The term of this Lease (the "Term") shall commence on a date (the "Lease Commencement Date"), which shall be the date on which Landlord delivers the Premises in a demolished condition, that is, with a concrete slab and unfinished walls, and shall terminate at midnight on the last day of the fifth Lease Year, or such earlier date on which this Lease is terminated pursuant to the provisions hereof (the

"Lease Expiration Date"). Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord for the Term.

     B. Declarations: If requested by Landlord at any time during the Term, Tenant promptly will execute a declaration in the form attached hereto as Exhibit B.

     C. Effective Date: The rights and obligations set forth in this Lease, except for the obligation to pay Rent and as otherwise specifically provided herein to the contrary, shall become effective on the date of final execution of this Lease.

3.   WORK AGREEMENT. [Intentionally omitted.]

4.   RENT.

     From and after the Lease Commencement Date, Tenant shall pay to Landlord such Base Rent and Additional Rent as are set forth in this Section 4 and in
Section 5 below.

     A. Base Rent: Base Rent shall equal the respective amounts set forth in the following schedule:

                             Base Rent
                             Per Square                    Base Rent
      Lease Year             Foot Per Annum                Per Annum
      ----------             --------------                ---------
          1                    $23.50                      $84,482.50
          2                    $23.97                      $86,172.15
          3                    $24.45                      $87,897.75
          4                    $24.94                      $89,659.30
          5                    $25.44                      $91,456.80

 Tenant shall pay Base Rent to Landlord in equal monthly installments ("Monthly Base Rent") in advance on the first day of each calendar month during the Term, without notice, except that the first monthly installment of Base Rent shall be paid upon execution of this Lease. If the Lease Commencement Date occurs on a date other than the first day of a calendar month, Tenant shall receive a credit equal to the Monthly Base Rent multiplied by the number of days in said calendar month prior to the Lease Commencement Date and divided by the number of days in such month, which credit shall be applied toward the installment of Monthly Base Rent next due hereunder.

     B. Payment: All Base Rent and Additional Rent due and payable to Landlord under this Lease shall be made payable to 13th and L Associates and delivered in care of JBG Properties, Inc., at the address set forth in Section 31. Payments of Rent (other than in cash), if initially dishonored, shall not be considered rendered until ultimately honored as cash by Landlord's depository. Except as expressly set forth otherwise in this Lease, Tenant will pay all Rent to Landlord without demand, deduction, set-off or counter-claim.

     C. Late fee: If Tenant fails to make any payment of Rent on or before the fourth (4th) day following the date when payment is due, then Tenant also shall pay to Landlord a late fee equal to five percent (5%) of the amount that is past due for each month or part thereof until such Rent is fully paid. Said late fee shall be deemed reimbursement to Landlord for its costs of carrying and processing Tenant's delinquent account. Acceptance by Landlord of said late fee shall not waive or release any other rights or remedies to which Landlord may be entitled on account of such late payment.

     D. Arbitration: Any statement provided to Tenant by Landlord pursuant to
Section 5 below shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt thereof, Tenant notifies Landlord of the respects in which the statement is claimed to be incorrect. Unless otherwise mutually agreed, any such dispute shall be determined by arbitration in the jurisdiction in which the Premises are located, in accordance with the then current commercial rules of the American Arbitration Association. The costs of the arbitration shall be divided equally between Landlord and Tenant, except that each party shall bear the cost of its own legal fees, unless (i) the arbitration results in a determination that Landlord's statement contained a discrepancy of less than five percent (5%) in Landlord's favor, in which event Tenant shall bear all costs incurred in connection with such arbitration, including, without limitation, legal fees, or (ii) the arbitration results in a determination that Landlord's statement contained a discrepancy of at least five percent (5%) in Landlord's favor, in which event Landlord shall bear all costs incurred in connection with such arbitration, including, without limitation, legal fees. Pending determination of any dispute, Tenant shall pay all amounts due pursuant to the disputed statement, but such payments shall be without prejudice to Tenant's position. Upon at least fifteen (15) days notice to Landlord, Tenant shall have reasonable access during normal business hours and at Tenant's expense, to appropriate books and records of Landlord relating to the amount of expenses covered by the disputed statement, for the purpose of verifying the statement. Any such review shall be made only by Tenant's employees and/or by an auditor hired by Tenant who is a Certified Public Accountant and who is employed on other than a contingent fee basis.

5.   ADDITIONAL RENT.

     A. To Cover Consumer Price Index Increases: [Intentionally omitted.]

     B. To Cover Increased Operating and Real Estate Tax Expenses:
        (1) Definitions: As used herein, "Increased Operating Expenses" shall equal the amount by which Operating Expenses incurred during such Fiscal Year exceed the Operating Expenses incurred during calendar year 1994, and "Tenant's Share of Increased Operating Expenses" shall be that percentage of Increased Operating Expenses which is the equivalent of the number of square feet of rentable area in the Premises (3,595 on the Lease Commencement Date) divided by the number of square feet of rentable area of office space in the Building (246,082 on the Lease Commencement Date). As used herein, "Increased Real Estate Tax Expenses" shall equal the amount by which Real Estate Tax Expenses incurred during such Fiscal Year exceed the Real Estate Tax Expenses paid in the calendar year 1994, and "Tenant's Share of Increased Real Estate Tax Expenses" shall be that percentage of Increased Real Estate Tax Expenses which is equivalent to the number of square feet of rentable area in the Premises divided by the number of square feet of rentable area (both office and retail) in the Building (272,009 on the Lease Commencement Date). However, in no event shall any of the aforesaid sums be less than zero.

        (2) Payment of Tenant's Share: In addition to all other Rent set forth herein, for each Fiscal Year during the Term, Tenant shall pay to Landlord as Additional Rent an amount equal to the sum of Tenant's Share of Increased Operating Expenses and Tenant's Share of Increased Real Estate Tax Expenses; provided, however, that for the Fiscal Years during which the Term begins and ends, Tenant's Share of the aforesaid sum shall be prorated based upon the greater of: (i) the number of days during such Fiscal Year that this Lease is in effect, or (ii) the number of days that Tenant actually occupies the Premises or any portion thereof.

     C. Statements:

        (1) [Intentionally omitted.]

        (2) Commencing with the Fiscal Year which begins January 1, 1995, for each Fiscal Year, Landlord shall deliver to Tenant a statement estimating Tenant's Share of Increased Operating Expenses and Increased Real Estate Tax Expenses for such Fiscal Year, which Tenant shall pay in equal monthly installments in advance on the first day of each calendar month during each Fiscal Year. Tenant shall continue to pay such estimated Increased Operating and Real Estate Tax Expenses until Tenant receives the next such statement from Landlord, at which time Tenant shall commence making monthly payments pursuant to Landlord's new statement. With the first payment of Additional Rent herein which is due at least fifteen (15) days after Tenant's receipt of a statement from Landlord specifying Tenant's Share of estimated Increased Operating and Real Estate Tax Expenses payable during the Fiscal Year, Tenant shall pay the difference between its monthly share of such sums for the preceding months of the Fiscal Year and the monthly installments which Tenant has actually paid for said preceding months.

     D. Retroactive Adjustments: Commencing with the Fiscal Year which begins January 1, 1995, after the end of each Fiscal Year, Landlord shall determine the actual Increased Operating Expenses and Increased Real Estate Tax Expenses for such Fiscal Year, Landlord shall calculate the foregoing sums and shall provide to Tenant a statement of Tenant's Share of Increased Operating Expenses and Increased Real Estate Tax Expenses for the Fiscal Year. Within thirty (30) days after delivery of any such statement, Tenant shall pay to Landlord any deficiency between the amount shown as Tenant's Share of Increased Operating and Real Estate Tax Expenses for the Fiscal Year and the estimated payments made by Tenant. Tenant shall be credited with any excess estimated payments toward subsequent Rent payments by Tenant.

     E. Change In or Contest of Taxes: In the event of any change by any taxing body in the period or manner in which any of the Real Estate Tax Expenses are levied, assessed or imposed, Landlord shall have the right, in its sole discretion, to make equitable adjustments with respect to computing increases in Real Estate Tax Expenses. Real Estate Tax Expenses which are being contested by Landlord shall be included in computing Tenant's Share of Increased Real Estate Tax Expenses under this Section, but if Tenant shall have paid Rent on account of contested Real Estate Tax Expenses and Landlord thereafter receives a refund of such taxes, Tenant shall receive a credit toward subsequent Rent payments in an amount equal to Tenant's Share of such refund.

     F. Sales, Use or Other Taxes: If during the Term any governmental authority having jurisdiction over the Building or the Land levies, assesses or imposes any tax on Landlord, the Premises, the Building or the Land or the rents payable hereunder, in the nature of a sales tax, use tax or any tax except (i) taxes on Landlord's income, (ii) estate or inheritance taxes, or (iii) Real Estate Taxes, then Tenant shall pay its proportionate share to Landlord within fifteen (15) days after receipt by Tenant of notice of the amount of such tax.

6.   USE.

     A. Permitted Use: Tenant shall use and occupy the Premises solely for a telecommunications switching and transmission station and any activities related thereto in providing long distance telephone services, including general office activities, and administrative activities directly related thereto and for no other purpose.

     B. Legal and Other Restrictions of Tenant's Use: In its use of the Premises, Tenant shall comply with all present and future laws, regulations (including but not limited to fire and zoning regulations) and ordinances of all other public and quasi-public agencies having jurisdiction over the Land or the Building. Tenant shall not use the Land, the Building or use or occupy the Premises for any unlawful, disorderly or hazardous purposes or in a manner which will interfere with the rights of Landlord, other tenants or their invitees or in any way injure or annoy any of them.

7.   CARE OF PREMISES.

     Tenant shall at its expense keep the Premises (including all improvements, fixtures and other property located therein) in a neat and clean condition and in good order and repair, and will suffer no waste or injury thereto. Tenant shall surrender the Premises at the end of the Term in as good order and condition as they were in on the Lease Commencement Date, ordinary wear and tear excepted.

8.   ALTERATIONS BY TENANT.

     A. Making of Alterations; Landlord's Consent: Tenant shall not make or permit to be made any Alterations without the prior written consent of Landlord both as to whether the Alterations may be made and as to how and when they will be made. Any Alterations shall be made at Tenant's expense, by its contractors and subcontractors and in accordance with complete plans and specifications approved in advance in writing by Landlord, and only after Tenant: (i) has obtained all necessary permits from governmental authorities having jurisdiction and has furnished copies thereof to Landlord, (ii) has submitted to Landlord an architect's certificate that the Alterations will conform to all applicable laws and regulations, and (iii) has complied with all other requirements reasonably imposed by Landlord, including without limitation any requirements due to the underwriting guidelines of Landlord's insurance carriers. Landlord's consent to any Alterations and approval of any plans and specifications constitutes approval of no more than the concept of these Alterations and not a representation of warranty with respect to the quality or functioning of such Alterations, plans and specifications. Tenant shall be and is solely responsible for the Alterations and for the proper integration thereof with the Building, the Building's systems and existing conditions. Landlord shall have the right, but not the obligation, to supervise the making of any Alterations. If any Alterations are made without the prior written consent of Landlord, or which do not conform to plans and specifications approved by Landlord or to other conditions imposed by Landlord pursuant to this Section, Landlord may, in its sole discretion, correct or remove such Alterations at Tenant's expense. Following completion of any Alterations, at Landlord's request, Tenant either shall deliver to Landlord a complete set of "as built" plans showing the Alterations or shall reimburse Landlord for any expense incurred by Landlord in causing the Building plans to be modified to reflect the Alterations.

     B. No Liens: Tenant shall take all necessary steps to insure that no mechanic's or materialmen's liens are filed against the Premises, the Building or the Land as a result of any Alterations made by the Tenant. If any mechanic's lien is filed, Tenant shall discharge the lien within ten (10) days thereafter, at Tenant's expense, by paying off or bonding the lien.

     C. Tenant's Work: Landlord shall deliver possession of the Premises to Tenant in its "as-is" condition as of the date of this Lease, and Tenant has inspected and accepts the Premises in AS-IS condition existing as of the date of this Lease and without any improvements or other work therein by Landlord.

     Tenant shall improve the Premises in accordance with plans and specifications, which plans and specifications shall be subject to Landlord's prior written approval (such plans and specifications as approved by Landlord are hereinafter referred to as "Tenant's Plans" and such work is referred to herein as "Tenant's Work"). Landlord's approval of Tenant's Plans shall constitute approval of Tenant's design concept only and approval of Tenant's Plans shall in no event be deemed a representation or warranty by Landlord as to whether Tenant's Plans comply with any and all legal requirements applicable to Tenant's Plans and Tenant's Work. Tenant shall obtain all permits, certificates and other governmental approvals from all governmental entities having jurisdiction thereover which are necessary for the prosecution and completion of Tenant's Work. All Tenant's Work shall be completed using the highest quality materials and in accordance with the highest quality standards. Any improvements or modifications which Tenant wishes to make to the Premises in addition to Tenant's Work shall be deemed to be Alterations and shall be subject to the provisions of subsection 8.A. of this Lease.

     Prior to commencing Tenant's Work, Tenant shall provide to Landlord the name and address of each contractor and subcontractor which Tenant intends to employ to perform Tenant's Work, the use of which contractor shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed if (i) the contractor is properly licensed and bonded,
(ii) Landlord has had no prior experience with such contractor which was unsatisfactory to Landlord, and (iii) Landlord knows of no prior unsatisfactory experience that a third party has had with such contractor; and the contractor is otherwise acceptable to Landlord, in Landlord's reasonable discretion. Prior to the commencement of any of Tenant's Work, Tenant shall deliver to Landlord, with respect to each contractor which Tenant intends to employ to perform any of Tenant's Work, a certificate of insurance from each such contractor specifying Landlord as a named insured and evidencing that each such contractor has obtained the following insurance coverage:

     (a) comprehensive commercial general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection, with limits for each occurrence, of not less than Two Million Dollars ($2,000,000) with respect to bodily injury or death and One Million Dollars ($1,000,000) with respect to property damage or equivalent terms, conditions and limits under a commercial liability form policy;

     (b) comprehensive automobile liability insurance with limits for each occurrence of not less than One Million Dollars ($1,000,000) with respect to bodily injury or death and One Million Dollars ($1,000,000) with respect to property damage; and

     (c) worker's compensation or similar insurance in form and amounts required by law.

Said contractors shall also comply with other reasonable industry requirements of Landlord.

     As an inducement to Tenant, Landlord shall provide to tenant an allowance (the "Tenant Allowance") of Thirty-Five Thousand Nine Hundred Fifty Dollars ($35,950.00) calculated on the basis of $10.00 per square foot of rentable area) to offset expenses incurred by Tenant in performing Tenant's Work. Provided that no Default by Tenant shall have occurred or be continuing, Landlord shall remit payment of the Tenant Allowance within ten (10) days following Landlord's receipt from Tenant of (i) invoices reasonably evidencing work or services performed with respect to Tenant's Work; (ii) receipted bills or other evidence that the aforesaid invoices have been paid in full; and (iii) waivers or releases of liens from each of Tenant's contractors, subcontractors, and suppliers in connection with the work performed or materials supplied as evidenced by the aforesaid invoices. Any costs of performing Tenant's Work which are in excess of the Tenant Allowance shall be borne by Tenant at its sole cost and expense.

9.   EQUIPMENT.

     A. Permitted Equipment: Tenant shall not install or operate in the Premises any equipment or other machinery that, in the aggregate, will cause Tenant to use more than the Premises' Standard Electrical Capacity, without: (i) obtaining the prior written consent of Landlord, who may condition its consent upon the payment by Tenant of Additional Rent for additional consumption of utilities, additional wiring or other expenses resulting therefrom, (ii) securing all necessary permits from governmental authorities and utility companies and furnishing copies thereof to Landlord, and (iii) complying with all other requirements reasonably imposed by Landlord. Prior to the Lease Commencement Date, Tenant shall provide Landlord with a list of all equipment that Tenant intends to install or operate in the Premises which operate on more than on hundred twenty (120) volts, and Tenant shall provide Landlord with an updated list of such equipment prior to the installation or use of any additional equipment which operates on more than one hundred twenty (120) volts. Tenant shall not install any equipment or machinery which may necessitate any changes, replacements or additions to or material changes in the use of water, heating, plumbing, air conditioning or electrical systems of the Building without obtaining the prior written consent of Landlord, who may withhold its consent in its absolute discretion

     B. Payment For Excess Utility Usage: If Tenant's equipment shall result in electrical demand in excess of the Premises' Standard Electrical Capacity, Landlord shall have the right, in its sole discretion, to install additional transformers, distribution panels, wiring and other applicable equipment at the expense of Tenant. None of the equipment so installed shall be deemed to be Tenant's Personal Property. If at any time during the Term, Tenant's connected electrical load from its use of equipment and fixtures (including incandescent lighting and power), as estimated by Landlord, exceeds the Premises' Standard Electrical Capacity, then Landlord may, at its option: (i) install separate electrical meter(s) for the Premises, or (ii) cause a survey to be made by an independent electrical engineer or consulting firm to determine the amount of electricity consumed by Tenant beyond the Premises' Standard Electrical Capacity. Tenant shall reimburse Landlord for the cost of the installation of said meter(s) or completion of said meter(s) or survey, and shall pay as Additional Rent the cost of any electricity in excess of an average of the Premises Standard Electrical Capacity, at the rate charged by the utility company providing such electricity, assuming continuous business hours, within ten (10) days after receipt of any bill therefor from Landlord.

     C. Noise; Vibration; Floor Load: Business machines and equipment belonging to Tenant, which cause noise or vibration that may be transmitted to any part of the Building to such a degree as to be objectionable to Landlord or to any tenant of the Building, shall be installed and maintained by Tenant at Tenant's expense on devices that eliminate the noise and vibration. Tenant shall not place any load upon the floor of the Premises which exceeds the per square foot load the floor was designed to carry (eighty (80) pounds per square foot for live loads and twenty (20) pounds per square foot for dead loads).

10.  OWNERSHIP AND REMOVAL OF PROPERTY.

     A. Landlord's Property: Any Alterations and other improvements and any equipment, machinery, furnishings and other property, installed or located in the Premises, the Building or the Land by or on behalf of Landlord or Tenant, except for Tenant's Personal Property: (i) shall immediately become the property of Landlord, and (ii) shall be surrendered to Landlord with the Premises as a part thereof at the end of the Term; provided, however, that if Landlord requests Tenant to remove any Alterations installed by or on behalf of Tenant, Tenant shall cause the same to be removed at Tenant's expense on or before the Lease Expiration Date, or shall reimburse Landlord for the cost of such removal, as elected by Landlord (unless Landlord expressly waives in writing the right to require such removal at the time Landlord give its consent to the making of such Alterations).

     B. Removal of Property At End of Term: Tenant shall remove all of Tenant's Personal Property from the Building and the Land on or before the Lease Expiration Date. Any personal property belonging to Tenant or to any other person or entity which is left in the Building or on the Land after the date this Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to store such property at Tenant's sole cost and/or to dispose of it in whatever manner Landlord considers appropriate, without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove such property, and Tenant and any other person or entity shall have no right to compensation from or any other claim against Landlord as a result.

11.  LANDLORD'S ACCESS TO PREMISES.

     Landlord may at any reasonable time enter the Premises to examine them, to make alterations or repairs thereto or for any other purposes which Landlord considers necessary or advisable; however, in the case of any emergency, Landlord and its agents may enter the Premises at any time and in any manner. Tenant shall allow the Premises to be exhibited by Landlord: (i) at any reasonable time to representatives of lending institutions or to prospective purchasers of the Building, and (ii) at any reasonable time within six (6) months prior to the end of the Term to persons who may be interested in leasing the Premises. Landlord reserves the right and shall be permitted reasonable access to the Premises to install facilities within and through the Premises and to install and service any systems deemed advisable by Landlord to provide services or utilities to any tenant of the Building.

12.  SERVICES AND UTILITIES.

     A. Services Provided: As long as Tenant is not in Default, as defined in Subsection 19.A. below, Landlord shall provide the following to Tenant, without additional charge, except as otherwise provided herein (including, but not limited to, as provided in Sections 5 and 1.N. hereof):

          (1) Elevator service for common use, subject to call at all times, including Sundays and Holidays.

          (2) Central heating and air conditioning from 8:00 a.m. until 6:00 p.m. on weekdays and from 9:00 a.m. until 1:00 p.m. on Saturdays, exclusive of Holidays, during the seasons of the year and within the temperature ranges usually furnished in comparable office buildings in the Washington, D.C. metropolitan area. Landlord shall provide heat and air conditioning at other times at Tenant's expense, provided that Tenant gives Landlord notice by 1:00 p.m. on weekdays for after-hour service on the next weekday, two
     (2) business days' notice before a Holiday for service on such Holiday and two (2) business days' notice for after-hour service on Saturday or Sunday. Landlord shall charge Tenant for such after-hour, Holiday and special weekend service at the prevailing rates charged by Landlord from time to time to other tenants of the Building.

          (3) Cleaning and char services in Landlord's standard manner.

          (4) Electrical facilities to furnish electricity up to the Premises' Standard Electrical Capacity.

          (5) Rest room facilities.

          (6) Routine maintenance, painting and electrical lighting service for all Common Areas of the Building in such manner as Landlord deems reasonable.

          (7) Reasonable access to the Premises at all times, subject to such security procedures, restrictions and other regulations as Landlord may promulgate.

     B. Failure to Provide Services: Landlord shall have no liability to Tenant or others based on any failure by Landlord to furnish the foregoing, due to Unavoidable Delays, repair or maintenance work or any other reason, and such failure shall neither render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor cause a diminution or abatement of Rent nor relieve Tenant of any of Tenant's obligations hereunder.

     C. Conservation: Tenant hereby agrees to comply with all energy conservation procedures, controls and requirements instituted by Landlord pursuant to any government regulations or otherwise, including but not limited to controls on the permitted range of temperatures, the volume of energy consumption or the hours of operation of the Building. Institution by Landlord of such controls and requirements shall not entitle Tenant to terminate this Lease or to an abatement of any Rent payable hereunder.

     D. Recycling: Without limiting the foregoing, Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of the District of Columbia, federal, municipal, and local governments, departments, commissions, agencies and boards to the extent that they or this Lease impose on Tenant duties and responsibilities regarding the collection, sorting, separation, and recycling of trash. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section 12, Subsection D, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, using counsel reasonably satisfactory to Landlord.



13.  RULES AND REGULATIONS.

     Tenant shall abide by and observe the rules and regulations attached hereto as Exhibit D and such other rules and regulations as may be made by Landlord from time to time, provided that such rules and regulations shall not be materially inconsistent with the provisions of this Lease. Nothing contained in this Lease or in any rules and regulations shall be interpreted to impose upon Landlord any obligations to enforce against any tenant its rules and regulations, or the provisions of any lease with any other Tenant. and Landlord shall not be liable to Tenant or any other entity for any violation of said rules, regulations or lease provisions.

14.  REPAIR OF DAMAGE CAUSED BY TENANT: INDEMNIFICATION.

     A. Repairs: Except as otherwise expressly provided in this Lease, all injury, breakage and damage to the Land, the Building or the Premises, caused by any act or omission of Tenant shall be repaired by and at the sole expense of Tenant, except Landlord shall have the right, at its option, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith as Additional Rent payable within thirty (30) days after the rendering of a bill therefor. Tenant shall notify Landlord promptly of any injury, breakage or damage to the Land, the Building, or the Premises caused by Tenant.

     B. Indemnification: Tenant hereby agrees to indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses, including attorneys' fees, suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from: (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein or Tenant's presence in the Building or on the Land (ii) the making by Tenant of any Alterations, (iii) any act or omission of Tenant or its employees, agents or invitees, and (iv) any breach or default by Tenant in the observance or performance of its covenants and obligations under this Lease.

15.  LIMITATION ON LANDLORD LIABILITY.

     A. Liability Standard: Landlord shall not be liable to Tenant or any other individual or entity for any damage, loss or claim whatsoever, except damages, losses and claims that are the direct result of Landlord's gross negligence or willful misconduct; however, in no event shall Landlord be liable for consequential damages.

     B. Limitation on Total Liability: Notwithstanding any other provision of this Lease, it is expressly understood and agreed that the total liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises, shall be limited to the estate of Landlord in the Building. No other property or assets of Landlord or any partner or owner of Landlord shall be subject to levy, execution, or other enforcement proceedings or other judicial process for the satisfaction of any judgement or any other right or remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Premises.

16.  FIRE AND OTHER CASUALTY.

     If the Premises shall be damaged by fire or other casualty, other than as a result of the negligence or misconduct of Tenant, the Lease shall not terminate and, upon adjustment of insurance claims, Landlord shall repair the damage, provided that Landlord shall have no obligation to repair damage to or replace Tenant's Personal Property. Except as otherwise provided herein, if any part of the Premises are rendered untenantable by reason of any such damage, Rent shall abate from the date of the damage to the date the damage is repaired, as determined by Landlord, in the proportion that the area of the untenantable part bears from time to time to the total area of the Premises. No compensation or reduction of Rent shall be paid or allowed for inconvenience, annoyance or injury to Tenant or Tenant's business arising from any damage to or repair of the Premises or the Building.

     Notwithstanding the foregoing, if Landlord does not receive sufficient insurance proceeds to fully repair the damage, or if the Building shall be so damaged that, as determined by Landlord, substantial reconstruction of the Premises or the Building is required (whether or not the Premises have been damaged), then Landlord, at its option, may give Tenant, within sixty (60) days after the casualty, written notice of termination of this Lease, and this Lease and the Term shall terminate (whether or not the Term has commenced) upon the expiration of thirty (30) days from the date of the notice, with the same effect as if the new expiration date had been the date initially fixed for expiration of the Term, and all Rent shall be apportioned as of such date.

     If the Premises or the Building shall be damaged by fire or other casualty due to the negligence or misconduct of Tenant: (i) Landlord shall have no obligation to repair the Premises or the Building, (ii) this Lease shall, at Landlord's option, not terminate, (iii) Landlord may at Tenant's expense repair the damage, and (iv) Landlord may pursue any legal and equitable remedies available to it.

17.  TENANT INSURANCE.

     A. Types of Insurance Required: Tenant, at its expense, shall obtain and maintain in effect at all times during the Term an insurance policy providing the following coverage:

     (1) A fire and extended coverage "all risk" insurance policy covering all of Tenant's Personal Property within, and improvements and alterations to, the Premises for not less than the full replacement value thereof. All proceeds of such insurance shall be used to repair or replace the items so insured.

     (2) A commercial general liability policy on an occurrence basis, with the following limits:

     Each occurrence limited bodily injury and property damage    $1,000,000
     General aggregate                                            $2,000,000
     Product/completed operations aggregate                       $2,000,000
     Personal and advertising injury liability                    $1,000,000
     Fire damage legal liability                                     $50,000
     Medical payments (any one person)                                $5,000

Said insurance shall name Landlord, JBG Properties, Inc. and Mortgagee as an additional insured. The policy shall protect Landlord, JBG Properties, Inc., and the Mortgagee against any liability for bodily injury, personal injury, death or property damage occurring upon, in or about the Premises, the Building or the Land or arising out of or relating to any risks against which Tenant is required to indemnify Landlord, JBG Properties, Inc. and the Mortgagee. From time to time during the Term, Landlord may require Tenant to increase said limits of said insurance to the limits of liability insurance then customarily required of tenants of other comparable office buildings in the Washington, D.C. Metropolitan area.

     B. Required Provisions of Policies: All insurance policies required to be maintained by Tenant under this Lease must: (i) be issued by insurance companies approved by Landlord; (ii) be in form and have content satisfactory to Landlord;
(iii) be written as primary policy coverage and not contributing to or in excess of any coverage which Landlord or the Mortgagees may carry; (iv) contain an express waiver of any right of subrogation by the insurance company against Landlord, the Mortgagees and the Landlord's and the Mortgagees' employees and agents; and (v) provide that the policy may not be canceled or permitted to lapse unless Landlord shall have received at least fifteen (15) days prior written notice of cancellation or non-renewal. Tenant shall deliver to Landlord certified copies or duplicate originals of each such policy and any renewal policy, together with evidence of payment of all applicable premiums, at least ten (10) days before the Lease Commencement Date and at least thirty (30) days before the renewal of any policies. Any insurance required of Tenant under this Section may be carried under a blanket policy, provided that said policy shall specifically set forth the amount of insurance allocated to this Lease.

     C. Effect of Tenant's Activities on Insurance: Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Land, the Building or the Premises which will increase the rate of, or make void or voidable, any fire or other insurance maintained or required to be maintained by Landlord or any Mortgagee on the Building, the Land or the property kept thereon or therein, which will conflict with the provisions of any such insurance policy or which will make it impracticable for Landlord to obtain insurance covering any risks against which Landlord reasonably deems it advisable to obtain insurance. In the event any increases in the rates of such insurance are, in Landlord's reasonable judgement, due to the Tenant's presence in the Building, to any activity conducted or property installed or placed by Tenant on or about the Land, the Building or the Premises or to Alterations installed by Tenant or at Tenant's request (other than Building Standard Work, as defined in the Work Agreement), Tenant shall reimburse Landlord for the amount of such increases promptly upon demand therefor. Statements by the applicable insurance company or insurance rating bureau that such increases are due to any activity, property or improvements shall be conclusive for the purposes of determining Tenant's liability hereunder.

     D. Termination Right: Landlord shall have the right to terminate this Lease upon thirty (30) days notice to Tenant in the event Landlord receives notice from any of Landlord's insurance carriers that such carrier intends to cancel its insurance on the Building, or to increase the cost of such insurance by more than one hundred percent (100%) above the premium payable by Landlord immediately prior to such notice, due to the activities of Tenant or the presence of Tenant in the Building. However, Landlord shall not terminate this Lease in the event Landlord is able, with good faith efforts, to obtain equivalent insurance from an insurance carrier satisfactory to Landlord at a premium not more than one hundred percent (100%) greater than the premium for the canceled insurance; provided that Tenant shall reimburse Landlord for all addition premiums charged to Landlord by such new insurance carrier. It is expressly understood that Landlord shall not have the right to terminate this Lease pursuant to this Subsection D, if any cancellation or rate increase is due to factors generally applicable to the insurance or rental market, rather than to Tenant's activities or presence in the Building.

     E. Waiver: Landlord and Tenant hereby each waive and release each other from any and all liabilities, claims and losses for which Landlord or Tenant is or may be held liable, to the extent either party: (i) receives insurance proceeds on account thereof, or (ii) is required to maintain insurance pursuant to this Section, whichever is greater.

18.  CONDEMNATION.

     A. Landlord's Right to Terminate: If a substantial part of the Premises, the Building or the Land is taken or condemned by any governmental authority for any purpose or is granted to any authority in lieu of condemnation (collectively, a "taking"), Landlord shall have the right in its sole discretion to terminate this Lease by written notice to Tenant, and upon the giving of such notice, the Term shall terminate as of the date title vests in the authority, and Rent shall be abated as of that date. For purposes of this Section, a substantial part of the Premises, the Land or the Building shall be considered to have been taken if, in the sole opinion of Landlord, the taking shall render it commercially undesirable for Landlord to permit this Lease to continue or to continue operating the Building.

     B. Adjustment of Rent: If a portion of the Premises is taken and Landlord does not elect to terminate this Lease pursuant to the preceding paragraph, then Rent shall be equitably adjusted as of the date title vests in the authority and this Lease shall otherwise continue in full force and effect.

     C. Division of Award: Tenant shall have no claim against Landlord arising out of or related to any taking, or for any portion of the amount that may be awarded as a result, and Tenant hereby assigns to Landlord all its rights, title and interest in and to any such award; provided, however, that Tenant may assert any claim it may have against the authority for compensation for Tenant's Personal Property and for any relocation expenses compensable by statute, as long as such awards shall be made in addition to and stated separately from the award made for the Land, the Building and the Premises.

19.  DEFAULT.

     A. Default of Tenant: The following events shall be a default by Tenant (a "Default") under this Lease:
          (1) Failure of Tenant to pay Rent as and when due, if the failure continues for three (3) days after notice from Landlord specifying the failure.

          (2) Failure of Tenant to comply with or perform any covenant or obligation of Tenant under this Lease, other than those concerning the payment of Rent, if the failure continues for ten (10) days after notice from Landlord to Tenant specifying the failure.

          (3) If, in Landlord's reasonable opinion, Tenant's activities or presence in the Premises results in a significant, continuing or repeated threat of physical danger to other tenants and/or users of the Building, whether or not Tenant is capable of controlling such threat.

          (4) If Tenant, any guarantor of Tenant's performance hereunder (a "Guarantor") or, if Tenant is a partnership, any partner of Tenant ("Partner"), shall file a voluntary petition in bankruptcy or insolvency, shall be adjudicated bankrupt or insolvent or shall file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, or shall make an assignment for the benefit of creditors, or shall seek or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any Guarantor or Partner or of all or any part of the property of Tenant or of such Guarantor or Partner.

          (5) If, within thirty (30) days after the commencement of any proceeding against Tenant or a Guarantor or Partner, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable federal, state or other law, such proceeding shall not have been dismissed or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant or any Guarantor or Partner, or of all or any part of the property of Tenant or of any Guarantor or Partner, without the acquiescence of such individual or entity, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall have been issued against the property of Tenant or of any Guarantor or Partner, pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied.

          (6) If Tenant fails to take possession of the Premises on the Lease Commencement Date or vacates, or abandons the Premises prior to the Lease Expiration Date, with or without an intention of paying Rent; provided, however, that if (i) Tenant gives Landlord at least thirty (30) days prior written notice that it intends to vacate the Premises, (ii) Tenant pays the full amount of all Rent due under this Lease while the Premises are vacant,
     (iii) the fact that the Building is vacant does not adversely affect the Building or other tenants therein and does not result in any liability to, or expenditure of funds by, Landlord, and (iv) Tenant leaves the Premises in a condition satisfactory to Landlord and continues to maintain the Premises and the switch therein, if such switch remains in the Premises, in a condition satisfactory to Landlord throughout the remainder of the Term, then, and in such event only, Tenant shall not be deemed to be in Default under this Section 19.A.(6) and Landlord shall have the right, exercisable by sending written notice to Tenant, to sublet from Tenant for the balance of the Term of this Lease all or any portion of the Premises, or to terminate this Lease as to all or any portion of the Premises, which rights of Landlord as to subletting and termination shall be exercisable by Landlord in its sole discretion.

     B. Remedies Upon Default: Upon the occurrence of a Default, Landlord shall have the right, then or at any time thereafter:

          (1) Without demand or notice, to reenter and take possession of all or any part of the Premises, to expel Tenant and those claiming through Tenant and to remove any property therein, either by summary proceedings or by any other action at law, in equity or otherwise, with or without terminating this Lease, without being deemed guilty of trespass and without prejudice to any other remedies of Landlord for breach of this Lease, and/or

          (2) To give Tenant written notice of Landlord's intent to terminate this Lease, and on the date specified in Landlord's notice, Tenant's right to possession of the Premises shall cease and this Lease shall terminate.

     If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done shall cease, without prejudice to Landlord's right to recover from Tenant all Rent, as set forth in Subsections C. and D. below. If

Landlord elects to reenter pursuant to Subsection B.(1) above, Landlord may terminate this Lease, or, from time to time without terminating this Lease, may relet all or any part of the Premises as the agent of Tenant, for such term, at such rental and upon such other provisions as Landlord deems acceptable, with the right to make any alterations and repairs to the Premises that Landlord deems appropriate, at Tenant's expense. No such reentry or taking of possession of the Premises shall be construed as an election to terminate this Lease, unless notice of such intention is given pursuant to Subsection B.(2) above, or unless termination be decreed by a court of competent jurisdiction at the instance of Landlord. Landlord shall in no event be under any obligation to relet any part of the Premises.

     C. Liability of Tenant: If Landlord terminates this Lease or reenters the Premises (with or without terminating this Lease), Tenant shall remain liable (in addition to all other liabilities of Tenant accrued at the time of the Default) for the sum of (i) any unpaid Rent accrued prior to the time of termination and/or reentry, as the case may be, plus interest thereon from the due date at the Default Rate, (ii) all Base Rent and Additional Rent provided for in this Lease from the time of termination and/or reentry, as the case may be, until the date this Lease would have expired had a Default not occurred, plus interest thereon from the due date at the Default Rate, (iii) any and all expenses (including but not limited to reasonable attorneys' and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in first-class rentable condition (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default, minus the net proceeds (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) actually received by Landlord, if any, from any reletting to the extent attributable to the period prior to the date this Lease would have expired had a Default not occurred, Landlord shall have the option to recover any damages sustained by Landlord either at the time of reletting, if any, or in separate actions from time to time as said damages shall have been made more easily ascertainable by successive relettings or, at Landlord's option, to defer any such recovery until the date this Lease would have expired in the absence of a Default, in which event Tenant hereby agrees that the cause of action shall be deemed to have accrued on the aforesaid date. The provisions of this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have for anticipatory breach of this Lease.

     D. Liquidated Damages: In addition to Landlord's rights pursuant to Subsection C. above, if Landlord terminates this Lease, Landlord shall have the right at any time, at its sole option, to require Tenant to pay to Landlord on demand, as liquidated damages, the sum of (i) the total of the Base Rent, Additional Rent and all other sums which would have been payable under this Lease from the date of Landlord's demand for liquidated damages ("Landlord's Demand") until the date this Lease would have terminated in the absence of the Default, discounted to present value at the rate of five percent (5%) per annum (the "Discount Rate"), (ii) all unpaid Rent accrued prior to the time of Landlord's Demand, plus interest thereon from the due date at the Default Rate,
 (iii) any and all expenses (including but not limited to attorneys' and brokerage fees) incurred by Landlord in reentering and repossessing the Premises, in correcting any default, in painting, altering or repairing the Premises in order to place the Premises in first-class rentable condition (whether or not the Premises are relet), in protecting and preserving the Premises and in reletting or attempting to relet the Premises, and (iv) any other amounts necessary to compensate Landlord for any other injury or detriment caused by the Default; minus the sum of (a) the net fair market rental value of the Premises for the period referred to in Subsection D.(i) above, discounted to present value at the Discount Rate, and (b) any sums actually paid by Tenant to Landlord pursuant to Subsection C. above; provided, however, that if said damages shall be limited by law to a lesser amount, Landlord shall be entitled to recover the maximum amount permitted by law. The "net fair market rental value" referred to in Subsection D.(a) above shall be the fair market rental value of the Premises at the time of Landlord's Demand, reduced by any rental abatements, tenant improvement allowances and other concessions and inducements generally provided by landlords seeking to lease comparable commercial property in the area of the Premises at the time of Landlord's Demand. If reletting is accomplished within a reasonable time after Lease termination, the "net fair market rental value" referred to in Subsection D.(a) above shall be deemed prima facie to be the net rental income (after deducting any rental abatements, tenant improvement allowances and other concessions and inducements) realized upon such reletting.

     E. Waiver: Tenant, on its own behalf and on behalf of all persons and entities claiming through Tenant, including but not limited to creditors of Tenant, hereby waives any and all rights and privileges which Tenant and such other persons and entities might otherwise have under any present or future law:
(i) to redeem the Premises, (ii) to reenter or repossess the Premises or (iii) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court, any reentry by Landlord or any expiration or termination of this Lease, whether by operation of law or pursuant to the provisions of this Lease. Tenant hereby expressly waives receipt of a Notice to Quit.

     F. Lien on Personal Property: [Intentionally omitted.] Landlord shall have a lien upon Tenant's Personal Property and other Property brought onto the Premises by Tenant, as and for security for the Rent and other obligations of Tenant herein provided. Landlord may, at any time after a Default, seize and take possession of any and all such property, if Tenant fails to redeem the property so seized by payment of whatever sums may be due Landlord pursuant to this Lease, then Landlord shall have the right, after twenty (20) days written notice to Tenant to sell such personal property at public or private sale and upon such terms and conditions as Landlord may deem advantageous, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord hereunder and pay any remaining balance to Tenant. The exercise by Landlord of the foregoing remedy shall not discharge Tenant from any deficiency owed to Landlord, nor shall it preclude the exercise by Landlord of any rights and remedies. Landlord shall not be liable to Tenant, or other owners of property seized, for damages, general or special, if Landlord reasonably believed it was acting lawfully in seizing property located in the Premises.

     G. Right of Distress: [Intentionally omitted.] Landlord shall, to the extent permitted by law, have a right of distress for Rent.

     H. Right of Landlord to Cure: If Tenant defaults in the making of any payment or in the doing of any act required to be made or done by Tenant under this Lease, then Landlord may, at its option, make such payment or do such act, and the expenses thereof, with interest thereon at the Default Rate, from the date paid by Landlord, shall constitute Additional Rent hereunder due and payable by Tenant with the next payment of Monthly Base Rent.

     I. Attorneys' Fees: In the event of any Default hereunder, Tenant shall pay to Landlord all attorneys' fees incurred by Landlord in connection with such Default or the enforcement of Landlord's rights or remedies arising in connection therewith, whether or not this Lease is terminated and whether or not Landlord institutes any lawsuit against Tenant as a result of such Default. In addition to the foregoing, whether or not this Lease is terminated, Tenant shall pay to Landlord all other costs incurred by Landlord with respect to any lawsuit instituted or action taken by Landlord to enforce the provisions of this Lease.

     J. Survival: Tenant's liability pursuant to this Section 19 shall survive the termination of this Lease, the institution of summary proceedings and/or the issuance of a warrant thereunder.

20.  NO WAIVER.

     No failure or delay by Landlord in enforcing its right to strict performance by Tenant of every provision of this Lease or in exercising any right or remedy hereunder, and no acceptance by Landlord of full or partial rent during the continuance of any Default, shall constitute a waiver of the provision or the Default, and no provision shall be waived or modified except by a written instrument executed by Landlord. No payment by Tenant, or receipt by Landlord of a lesser amount than the full Rent shall be deemed to be other than a payment on account, notwithstanding any endorsement or statement on any check or letter accompanying any payment of any Rent. No waiver of any Default or settlement of any proceeding instituted on account of any claimed Default shall affect or alter this Lease or constitute a waiver of any of Landlord's rights hereunder.

21.  HOLDING OVER.

     If Tenant shall be in possession of the Premises after termination of this Lease (whether by normal expiration of the Term or otherwise), at Landlord's option: (i) Landlord may deem Tenant to be occupying the Premises as a tenant from month-to-month, at double the Monthly Rent in effect for the last full month of the Term, and subject to all of the other provisions of this

Lease, as applicable to a month-to-month tenancy, or (ii) Landlord may exercise any or all remedies for Default and at law and in equity, including but not limited to an action against Tenant for wrongfully holding over.

22.  SUBORDINATION.

     A. Lease Subordinate: This Lease shall be subject and subordinate to the lien of any and all Mortgages and to any Ground Leases, and any and all renewals, extensions, modifications, recastings and refinancings thereof. This clause shall be self-operative, without execution of any further instrument; but if requested by Landlord or any Mortgagee, Tenant shall promptly execute a certificate or other document evidencing and providing for such subordination. Landlord shall have the right to execute said document on behalf of Tenant if Tenant fails to do so within five (5) days after receipt of the request. Tenant agrees that, if any Mortgage is foreclosed or Ground Lease terminated, upon request by the purchaser at the foreclosure sale or Ground Lessor, as the case may be, Tenant shall attorn to and recognize the purchaser or Ground Lessor as the landlord under this Lease and shall make all payments required hereunder to such new landlord without any deduction or set-off of any kind whatsoever. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure, termination or other proceeding is filed, prosecuted or completed. Notwithstanding anything herein to the contrary, any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without Tenant's consent, by giving Tenant written notice of such subordination, in which event this Lease shall be deemed to be senior to such Mortgage, and thereafter such Mortgagee shall have the same rights as it would have had if this Lease had been executed, delivered and recorded before said Mortgage.

     B. Modifications to Lease: In the event any of Landlord's insurance carriers or any Mortgagee requests modifications to this Lease, Tenant shall execute a written amendment incorporating such requested modifications within thirty (30) days after the same has been submitted to Tenant by Landlord, provided that such modifications do not materially adversely affect Tenant's use of the Premises as herein permitted or increase the rentals and other sums payable by Tenant hereunder. In the event Tenant refuses or fails to execute such amendment within thirty (30) days, Landlord shall have the right, at its sole option, in addition to Landlord's other remedies for Default, to terminate and cancel this Lease by written notice to Tenant specifying the date on which this Lease will terminate. From and after said termination date, both Landlord and Tenant shall be relieved of any and all further obligations hereunder, except liabilities arising prior to the date of termination.

23.  ASSIGNMENT AND SUBLETTING.

     A. No Transfer Without Consent: Tenant shall not, without the prior written consent of Landlord in each instance (which consent may be withheld in Landlord's sole discretion) (i) assign, mortgage or otherwise encumber this Lease or any of its rights hereunder; (ii) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any persons or entities other than Tenant; or (iii) permit the assignment of this Lease or any of Tenant's rights hereunder by operation of law. Any attempted assignment, mortgaging or encumbering of this Lease or any of Tenant's rights hereunder and any attempted subletting or grant of a right to use or occupy all or a portion of the Premises in violation of the foregoing sentence shall be void.

     B. Take-Back Rights: In addition, Tenant may not assign this Lease, nor sublet (or permit occupancy or use of) the Premises, or any part thereof, without giving Landlord thirty (30) days prior written notice thereof. For thirty (30) days following receipt of said notice, Landlord shall have the right, exercisable by sending notice to Tenant, to sublet from Tenant for the balance of the Term of this Lease (i) all of the Premises in the event Tenant notified Landlord of its desire to assign this Lease, or (ii) so much of the Premises as Tenant intends to sublet in the event Tenant notified Landlord of its desire to sublet the Premises or permit another to make use thereof, at the same rental Tenant is obligated to pay to Landlord hereunder. In the event Landlord does not exercise the aforesaid right within said thirty (30) days, Tenant may attempt to assign, sublet or permit use of this Lease or such space; provided that Tenant shall obtain the prior written consent of Landlord as set forth in Subsection A. above. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the Rent due from any assignee or subtenant and hereby authorizes each such party to pay said Rent to Landlord.

     C. Transfer of Stock: If Tenant and/or any Guarantor is a corporation, then the sale, issuance or transfer of any voting capital stock of Tenant or any Guarantor, by the person, persons or entities owning a controlling interest therein as of the date of this Lease, which results in a change in the voting control of Tenant or the Guarantor, shall be deemed an assignment within the meaning of this Section 23. If Tenant and/or any Guarantor is a partnership, the sale or transfer of the partnership share, or any portion thereof, of any general partner shall be deemed an assignment of this Lease.

     D.   Expenses and Profits; Effect of Consent:

          (1) In the event Landlord permits Tenant to assign or sublet all or a portion of the Premises to a third party, one-half (1/2) of any sums that are paid by such third party for the right to occupy the Premises, in excess of the sum of (i) the Rent then in effect and (ii) all reasonable expenses actually paid by Tenant for brokerage commissions, attorneys' fees, tenant improvements and marketing expenses in connection with such subleasing or assignment, shall be paid by Tenant to Landlord on a monthly basis as Additional Rent.

          (2) Tenant shall be responsible for all costs and expenses, including attorneys' fees, incurred by Landlord in connection with any proposed or purported assignment or sublease and an administrative fee of One Thousand Dollars ($1,000.00).

          (3) The consent by Landlord to any assignment or subletting shall neither be construed as a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, nor as relieving Tenant from giving Landlord the aforesaid thirty (30) days notice of, or from obtaining the consent of Landlord to, any further assignment or subletting. The collection or acceptance of Rent from any such assignee or subtenant shall not constitute a waiver or release of Tenant from any covenant or obligation of Tenant under this Lease, except as expressly agreed by Landlord in writing.

24.  TRANSFER BY LANDLORD.

     Landlord (and any successor or affiliate of Landlord) may freely sell, assign or transfer all or any portion of its interest in this Lease or the Premises, the Building or the Land and, in the event of any such sale, assignment or transfer, shall be relieved of any and all obligations under this Lease from and after the date of the sale, assignment or transfer. From and after said date, Tenant shall be bound to such purchaser, assignee or other transferee, as the case may be, as though the latter had been the original Landlord hereunder, provided that the purchaser, assignee or transferee agrees to assume the obligations of Landlord hereunder.

25.  INABILITY TO PERFORM.

     This Lease and Tenant's obligation hereunder shall in no way be affected, impaired or excused, nor shall Tenant have any claim against Landlord for damages, because Landlord, due to Unavoidable Delays, is unable to fulfill any of its obligations under this Lease, including, but not limited to, any obligations to provide any services, repairs, replacements, alterations or decorations or to supply any improvements, equipment or fixtures.

26.  ESTOPPEL CERTIFICATES.

     Tenant shall, without charge, within five (5) days after receipt of any request therefor, execute and deliver to Landlord a certificate stating: (i) whether this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect and setting forth all such modification); (ii) whether there then exist any defenses against the enforcement of any right of Landlord hereunder (and, if so, specifying the same in detail); (iii) the dates to which rent and any other charges hereunder have been paid by Tenant; (iv) that Tenant has no knowledge of any then uncured defaults under this Lease (or, if Tenant has knowledge of any such defaults, specifying the same in detail); (v) that Tenant has no knowledge of any event that will or may result in the termination of this Lease (or if Tenant has such knowledge, specifying the same in detail); (vi) the address to which notices to Tenant are to be sent; and (vii) such other information as may be reasonably requested. It is understood that any such certificate may be relied upon by Landlord, any Mortgagee, prospective Mortgagee, Ground Lessor, prospective Ground Lessor, or purchaser or prospective purchaser of the Land or the Building.

27.  COVENANT OF QUIET ENJOYMENT.

     Landlord covenants that it has the right to make this Lease and that, if Tenant shall pay all Rent and perform all of Tenant's other obligations under this Lease, Tenant shall have the right, during the Term and subject to the provisions of this Lease, to quietly occupy and enjoy the Premises without hindrance by Landlord or its successors and assigns.

28.  WAIVER OF JURY TRIAL.

     Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other with respect to any matter arising out of or connected with this Lease.

29.  BROKERS.

     Landlord and Tenant each represents and warrants to the other that, except as hereinafter set forth, neither of them has employed any broker in procuring or carrying on any negotiations relating to this Lease. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty. Landlord recognizes only Barnes, Morris, Pardoe & Foster as broker(s) with respect to this Lease and agrees to be responsible for the payment of any leasing commissions owed to said broker(s).

30.  CERTAIN RIGHTS RESERVED BY LANDLORD.

     Landlord shall have the following rights, exercisable without notice, without liability for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off, abatement of Rent or otherwise:

     A.   To change the Building's name or street address.

     B. To affix, maintain and remove any and all signs on the exterior and interior of the Building.

     C. To designate and approve, prior to installation, all window shades, blinds, drapes, awnings, window ventilators, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Premises or the Building.

     D. To decorate and make repairs, alterations, additions and improvements, whether structural or otherwise, in, to and about the Building and any part thereof, and for such purposes to enter the Premises, and, during the continuance of any such work, to close temporarily doors, entry ways, Common Areas in the Building and to interrupt or temporarily suspend Building services and facilities, all without affecting Tenant's obligations hereunder, as long as the Premises remain tenantable.

     E. To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided Tenant is not thereby excluded from uses expressly permitted herein.

     F. To alter, relocate, reconfigure and reduce the Common Areas of the Building, as long as the Premises remain reasonably accessible.

     G. To alter, relocate, reconfigure, reduce and withdraw the Common Areas located outside the Building, including parking and access roads, as long as the Premises remain reasonably accessible.

     H. To erect, use and maintain pipes and conduits in and through the Premises.

31.  NOTICES.

     No notice, request, approval, waiver or other communication which may be or is required or permitted to be given under this Lease shall be effective unless the same is in writing and hand-delivered, sent by registered or certified mail, return receipt requested, first-class postage prepaid, or sent postage prepaid by a reputable air courier service that provides written notice of delivery, addressed as follows:

      If to Landlord:

                        c/o JBG PROPERTIES, INC.
                        1250 Connecticut Avenue, N.W.
                        Suite 500
                        Washington, D.C. 20036
                        Attention: Director of Commercial Management

      If to Tenant:

Prior to the Lease Commencement Date:  After the Lease Commencement Date:
4206 Technology Court                  4219 Lafayette Center Drive
- -------------------------------------  -----------------------------------------
Chantilly, Virginia 22021              Chantilly, Virginia 22021
- -------------------------------------  -----------------------------------------

- -------------------------------------  -----------------------------------------
Attn:                                  Attn:
      -------------------------------        -----------------------------------

at any other address of which either party shall notify the other in accordance with this Section. Such communications, if sent by air courier or registered or certified mail, shall be deemed to have been given two (2) days after the date of mailing if any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective until a copy of same shall be sent to such Mortgagee in the manner prescribed in this Section at such address as such Mortgagee shall designate.

32.  MISCELLANEOUS PROVISIONS.

     A. Benefit and Burden: The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective successors and permitted assigns.

     B. Governing Law: This Lease shall be construed and enforced in accordance with the laws of the jurisdiction in which the Building is located.

     C. No Partnership: Nothing contained in this Lease shall be deemed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

     D. Delegation by Landlord: Wherever Landlord has the authority to take any action under this Lease, Landlord shall have the right to delegate such authority to others, and Landlord shall be responsible for the authorized actions of such agents, employees and others, to the same extent as if Landlord had taken such action itself.

     E. Tenant Responsibility for Agents: In any case where Tenant is responsible for performing or refraining from an act or for preventing an action or result from occurring, Tenant shall also be responsible for any actions taken or omitted by Tenant's agents, employees, business invitees, licensees, contractors, subtenants, family members, guests and any other individuals or entities present in the Building or on the Land at Tenant's invitation.

     F. Invalidity of Particular Provisions: If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be held invalid or unenforceable, the remaining provisions and the application of such invalid or unenforceable provisions to persons, entities and circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     G. Counterparts: This Lease may be executed in several counterparts, all of which shall constitute one and the same document.

     H. Entire Agreement: This Lease, and any exhibits and addenda attached hereto, embody the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease or in the exhibits or addenda shall be of any force or effect. No rights, privileges, easements or licenses are granted to Tenant hereby, except as expressly set forth herein.

     I. Amendments: This Lease may not be modified in whole or in part in any manner other than by an agreement in writing.

     J. Mortgagee's Performance: Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

     K. Limitation on Interest: In any case where this Lease provides for a rate of interest that is higher than the maximum rate permitted by law, the rate specified herein shall be deemed to equal, and the party designated as recipient of such interest shall be entitled to receive, the maximum rate of interest permitted by law.

     L. Remedies Cumulative: All rights and remedies of Landlord shall be cumulative and shall not be exclusive of any other rights or remedies of Landlord hereunder or now or hereafter existing at law or in equity.

     M. Annual Financial Statements: Not later than March 31 of each Fiscal Year during the Term, Tenant shall submit to Landlord a financial statement covering the preceding Fiscal Year, which has been prepared in accordance with generally accepted accounting principles and which has been certified by an independent certified public accountant to be complete and accurate.

33. LENDER APPROVAL [Intentionally omitted.]

      If the Mortgagee fails to give its consent to this Lease, Landlord shall have the right, at its sole option, to terminate and cancel this Lease. Such option shall be exercisable by Landlord by written notice to Tenant of such termination, whereupon this Lease shall be deemed canceled and terminated, and both Landlord and Tenant shall be relieved of any and all liabilities and obligations hereunder.

34.  PARKING.

     Parking will be made available to Tenant pursuant to the provisions of Exhibit F attached hereto.

35.  SECURITY DEPOSIT.

     A. Amount and Uses: Landlord acknowledges receipt from Tenant of Seven Thousand Forty and 21/100 Dollars ($7,040.21), to be held by Landlord as security for the payment of all Rent payable by Tenant and for the faithful performance by Tenant of all other obligations of Tenant under this Lease. Said Security Deposit shall be repaid to Tenant after the termination of this Lease (or any renewal thereof), provided Tenant shall have made all such payments and performed all such obligations hereunder. Landlord shall not be required to maintain the Security Deposit in a separate account. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord, and any such act shall be void. Landlord may, at Landlord's option, appropriate and apply the entire Security Deposit or so much thereof as Landlord believes may be necessary, to compensate Landlord for the payment of any past-due Rent and for loss or damage sustained by Landlord due to any Default. In the event Landlord appropriates or applies the Security Deposit in such a manner, Tenant, within five (5) days after notice thereof, shall pay to Landlord an amount sufficient to restore the Security Deposit to the original sum deposited. Tenant's failure to restore any such deficiency shall constitute a Default hereunder. In the event of bankruptcy or other debtor-creditor proceedings by or against Tenant, the Security Deposit shall be applied first to the payment of Rent due Landlord for all periods prior to the filing of such proceedings.

     B. Transferability: In the event of a sale or transfer of Landlord's interest in the Building or of the interest of any successor or assign of Landlord, Landlord (or such successor or assign) shall have the right to transfer the Security Deposit to any vendee or transferee and shall thereupon be released automatically from any liability therefor. Tenant shall look solely to the transferee for the return of the Security Deposit. No Mortgagee or purchaser of any or all of the Building at any foreclosure proceeding shall (regardless of whether the Lease is at the time subordinated to the lien of said Mortgage) be liable to Tenant or any other person for any of such Security Deposit, or any other payment made by Tenant hereunder, unless Landlord has actually delivered said deposit or other such sum to such Mortgagee or purchaser. In the event of any rightful and permitted assignment of Tenant's interest in this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no liability to the assignor with respect to the return of the Security Deposit.

36.  HAZARDOUS MATERIALS.

     A. Definition. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", infectious wastes", hazardous materials, or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

     B. General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in under or about the Premises, the Building, or the Land (hereinafter referred to collectively as the "Property") by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including without limitation, attorneys', consultants', and experts' fees, court costs and amount paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or invitees.

     C. Notice. In the event that Hazardous Materials are discovered upon, in, or under the Property, and any governmental agency or entity having jurisdiction over the Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Property by Tenant or its affiliates, agents, employees, contractors, subtenants, assignees or invitees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Property or any portion thereof without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Property or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any laws respecting Hazardous Materials;
(iii) any claim made or threatened by any person against Tenant or the Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on under or about or removed from the Property or any portion thereof, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Tenant's use or occupancy thereof.

     D. Survival. The respective rights and obligations of Landlord and Tenant under this Section 36 shall survive the expiration or earlier termination of this Lease.

37.  NO RECORDATION.

     Tenant shall not record or attempt to record this Lease or any memorandum hereof in any public records without the prior written approval of Landlord, which may be denied in Landlord's sole and absolute discretion. In the event that Landlord grants its approval to record this Lease or a memorandum hereof, Tenant shall pay all recordation fees, taxes and charges in connection with such recordation.

38.  LANDLORD'S RELOCATION OPTION.

     Landlord shall have the right, at any time during the Term at its sole cost and expense (which shall include the payment of Tenant's reasonable expenses for (a) moving its furniture, furnishings, equipment, and supplies, (b) relocation of Tenant's telephone system, (c) reprinting of Tenant's stationery in an amount equal to the amount then on hand, (d) postage and overtime (if any) secretarial services relating to notices to Tenant's suppliers and customers of Tenant's new suite number, (e) conditioning of the relocation space,
(f) heating, ventilating and air conditioning therefor, (g) structural modifications for switches, (h) a halon system, (i) an emergency generator back-up system, including all batteries, (j) fiber optic cable, and (k) placement and reconnectivity of the existing switch with a new switch of the same make, model, size and software version of the then currently installed switch), to relocate Tenant to other premises within the Building which are reasonably comparable to the Premises in terms of location, size, layout and buildout; provided, however, that if the rentable area of the relocation space is larger than that of the Premises, the aggregate Base Rent for the relocation space shall remain the same as the Base Rent for the Premises; further provided, that Landlord shall reimburse to Tenant the amount of such reasonable expenses as are actually incurred by Tenant because of such relocation, except for any lost profits or lost revenues resulting therefrom. Landlord shall provide written notice to Tenant of the relocation ("Landlord's Relocation Notice") no less than one hundred eighty (180) days prior to the relocation, which notice may be given at any time during the Term. Tenant agrees to execute, upon Landlord's request, an amendment of this Lease documenting the change in location. All other terms and provisions of the Lease shall remain in full force and effect. In the event that Tenant refuses to relocate at the end of the aforesaid 180-day period, Landlord may terminate this Lease by giving ten (10) days' written notice of such termination to Tenant.

     Notwithstanding anything to the contrary set forth in this Section, if Tenant does not wish to relocate to the other premises in the Building designated by Landlord and so notifies Landlord in writing within sixty (60) days following Landlord's Relocation Notice, Tenant shall have the right to terminate this Lease, by written notice given to Landlord within the aforesaid 60-day period, in which event this Lease shall be terminated effective as of what would have otherwise been the relocation date specified in Landlord's Relocation Notice.

39.  AIR CONDITIONING SPACE.

     In addition to the Premises, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 96 square feet of space on the roof of the Building as designated by Landlord, which shall be used by Tenant for placement of air conditioning units (the "Air Conditioning Space"); and Tenant shall have the right to connect such units with related piping to the Premises (such units and piping being hereinafter collectively referred to as the "Equipment") subject to the following conditions: (i) the Equipment may be installed only after approval by Landlord, in Landlord's sole and absolute discretion, of Tenant's plans and specifications for such Equipment and the installation thereof, (ii) all costs and expenses incurred in installing, operating, maintaining, repairing and replacing (A) the Equipment in the Air Conditioning Space and (B) any Equipment connecting same to Premises shall be borne solely by Tenant, (iii) throughout the period of such installation, and thereafter during any maintenance, repair or replacement of the Equipment, Tenant shall install and utilize, at Tenant's sole expense, screening supports, walk boards, and such other materials as may be reasonably required to protect the roof of the Building, the Building generally, pedestrians, vehicles on adjacent roadways and any other property or adjacent property owners, (iv) no Equipment that impairs the structure, value, rental value or rentability of, or unreasonably and materially detracts from the appearance of, the Building or any part thereof, shall be installed or operated by Tenant, (v) no Equipment may be installed or operated that causes a violation of any mortgage, deed of trust, or other financing instrument now existing or hereafter recorded with respect to the Building, (vi) no Equipment may be installed or operated that would interfere with or materially disturb any other tenant's quiet enjoyment of its space in the Building, (vii) no Equipment may be installed or operated that interferes with any other equipment in or on the roof of the Building or any other equipment owned by any other person, irrespective of whether such person has any interest in the Building, (viii) the Equipment shall not interfere with the use of the roof of the Building by Landlord or any tenant of the Building, as such use is otherwise permitted by any lease or other agreement which has been or is hereafter entered into by Landlord, as the same may be amended from time to time, (ix) all licenses and inspections required by all governmental authorities having jurisdiction over the Building, the Equipment, Tenant, or the business operations in which the Equipment shall be utilized, for the installation, operation, maintenance, and repair of the Equipment, shall have been validly issued prior to the installation of the applicable Equipment, and (x) the installation, operation, use, maintenance, repair, replacement and removal of the Equipment shall be performed in accordance with all applicable laws and regulations of the District of Columbia, as amended from time to time.

     As a material inducement to Landlord to enter into this agreement, Tenant hereby represents and warrants to Landlord that (A) none of the Equipment which Tenant will initially install, nor any additions thereto nor replacements thereof, will impair the structure of the Building, or any part thereof, or impair the continuing existence of the warranty held by Landlord with respect to the roof, and that none of the Equipment will fail to satisfy the criteria set forth above and (B) to the extent that any of the Equipment shall fail to satisfy said criteria or any portion thereof at any time during the term of this Lease, Tenant shall, upon written notice to it of such circumstance, immediately cease operation of the Equipment or such portion of the Equipment which is in violation of said criteria and, following cessation of the operation of such Equipment, Tenant shall immediately commence to cure the cause of such violation of said criteria and shall thereafter expeditiously complete said cure.

     Unless otherwise directed by Landlord, Tenant shall at its cost remove the Equipment at the expiration of the Term or sooner termination thereof and promptly restore Landlord's affected facilities to their original condition, at Tenant's sole cost and expense.

     Tenant and its contractors shall bear all expenses in connection with the installation, operation, use, maintenance, repair, replacement, and removal of the Equipment and the removal of the Equipment, including, but not limited to, the costs of electricity and all other utilities, if any, used by Tenant, and all costs of submetering in connection therewith. Tenant shall indemnify, defend and hold the owner of the Building and its tenants, agents, employees, guests and invitees harmless against and from any and all loss, cost, liability, damage and expense (including, but not limited to, reasonable attorneys' fees) arising out of the installation, operation, use, maintenance, repair, replacement, and removal (or failure to maintain) of the Equipment installed or operated in the Air Conditioning Space by Tenant or its contractors, including, but not limited to, the costs of electricity and all other utilities, if any, used by Tenant, and all costs of submetering in connection therewith, and all loss, costs, liability, damage and expense resulting from impairment of the continuing existence of the warranty held by Landlord with respect to the roof.

     Landlord agrees to permit Tenant reasonable, non-exclusive access to the Air Conditioning Space, following prior written notice by Tenant to Landlord and provided that Tenant complies with Landlord's applicable rules, regulations and procedures concerning access to the Air Conditioning Space, so as to facilitate the installation, use, maintenance, repair and replacement of the Equipment and the removal of the Equipment.

     Landlord shall at all times, without notifying Tenant, have the right to utilize and permit the utilization of all or portions of the roof of the Building for the purpose of placing or servicing any equipment deemed necessary or desirable by Landlord for (i) the operation of the Building, (ii) the operation of any business of Landlord or any affiliate of Landlord, or (iii) the use by any third party.

     Tenant shall have no right to assign, sublease, license or otherwise allow the use of the Air Conditioning Space by parties other than Tenant.

     Landlord shall deliver possession of the Air Conditioning Space in its "as-is" condition as of the Lease Commencement Date. All terms and conditions of this Lease which are applicable to the Premises shall be applicable to the Air Conditioning Space, except that any provision of this Lease providing for payment by Landlord to Tenant of any allowance, credit or other sum of money or for the performance of any work by Landlord in the space leased to Tenant hereunder, or for the provision by Landlord of any service for such space, shall not be applicable to the Air Conditioning Space and Tenant shall pay base rent for the Air Conditioning Space in the following amounts:

                                                         Air Conditioning Space
                       Air Conditioning Space                  Base Rent
Lease Year              Base Rent Per Annum            Per Square Foot Per Annum
- ---------               -------------------            -------------------------
    1                        $2,256.75                         $23.50
    2                        $2,301.12                         $23.97
    3                        $2,347.20                         $24.45
    4                        $2,394.24                         $24.94
    5                        $2,442.24                         $25.44

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

WITNESS:                               LANDLORD:

                                       13TH AND L ASSOCIATES, a District of
                                       Columbia general partnership

                                       By: NOR, Inc., a Delaware corporation
                                           General Partner

[SIGNATURE APPEARS HERE]               By: /s/ Aziz Rahman
- ----------------------------------     -----------------------------------------

                                       Its: President
                                       -----------------------------------------

ATTEST:                                TENANT:

[Corporate Seal]                       TELCO COMMUNICATIONS GROUP, INC.,
                                       a Virginia          corporation
                                         -----------------

/s/ Henry G. Luken, III                 By: /s/ Donald A. Burns
- ----------------------------------          ------------------------------------
Its: Chairman & Treasurer              Its: President & Sect.
     -----------------------------          ------------------------------------
     Henry G. Luken, III                    Donald A. Burns

       [FLOOR PLAN OF 1220 L. STREET NW, WASHINGTON, D.C. APPEARS HERE]

                                   EXHIBIT B

                       DECLARATION BY LANDLORD AND TENANT
                    AS TO DATE OF DELIVERY AND ACCEPTANCE OF
                   POSSESSION, LEASE COMMENCEMENT DATE, ETC.

      THIS DECLARATION is hereby attached to and made a part of the Lease dated
the  25  day of  August        , 1994, entered into by and between 13TH AND L
    ----        ---------------
ASSOCIATES, a District of Columbia general partnership,
                                                        ------------------------
                                        , as Landlord and TELCO COMMUNICATIONS
- ----------------------------------------
GROUP, INC., a  Virginia         corporation as Tenant. All terms used in this
               -----------------
Declaration have the same meaning as they have in the Lease.

     (i)  Landlord and Tenant do hereby declare that possession of the Premises
was accepted by Tenant on the  25   day of   August     , 1994;
                              ----        -------------

     (ii) As of the date hereof, the Lease is in full force and effect, and Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to said date;

     (iii) The Lease Commencement Date is hereby established to be  August 25,
                                                                   -------------
1994; and

     (iv)  The Lease Expiration Date is hereby established to be August 24, 1999
                                                                 ---------------
unless the Lease is sooner terminated pursuant to any provision thereof.

WITNESS:                               LANDLORD:

                                       13TH AND L ASSOCIATES, a District of
                                       Columbia general partnership

                                       By: NOR, Inc., a Delaware corporation
                                           General Partner


                                       By:
- ----------------------------------         -------------------------------------

                                       Its:
                                           -------------------------------------

ATTEST:                                TENANT:

[Corporate Seal]                       TELCO COMMUNICATIONS GROUP, INC.,
                                       a  Virginia       corporation
                                         ---------------


                                       By: /s/ Donald A. Burns
- ----------------------------------         -------------------------------------
Its:                                   Its: PRESIDENT
    ------------------------------         -------------------------------------

                                   EXHIBIT C

                          OFFICE SPACE WORK AGREEMENT

                            [Intentionally omitted]

     24. Mats, trash and other objects shall not be placed in the public corridors.

     25. At least once a year, each tenant at its own expense shall clean all drapes installed by Landlord for the use of the tenant and any drapes installed by the tenant which are visible from the exterior of the Building.

     26. Landlord shall not maintain suite finishes which are non-standard such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, Landlord shall arrange for the work to be done at tenant's expense.

     27. Landlord's employees are prohibited from receiving articles delivered to the Building and, if any such employee receives any article for any tenant, such employee shall be acting as the agent of such tenant for such purposes.

                                   EXHIBIT E

                METHOD OF BUILDING MEASUREMENT FOR OFFICE SPACE.

I.   SINGLE TENANCY FLOORS:

     The rentable area of a single tenancy floor shall be the area with the outside walls computed by measuring from the inside surface of the window glass to the inside surface of the opposite window glass including columns and projections necessary to the building aS well as accessory areas within and exclusively serving only that floor, with their enclosing walls, toilets, janitors' closets, electrical closets, air-conditioning rooms and fan rooms and telephone closets, together with a pro rata share of the main lobby and the enclosing walls only of all shafts or vents penetrating that floor but excluding penetrations made by the following when serving more than one floor: public stairs, fire towers, public elevator shafts and all flues, vents, stacks, pipe shafts and vertical ducts.

II.  DIVIDED FLOORS:

     The rentable area of an individual office or a portion of a divided floor shall be the area computed by measuring from the inside surface of the window glass to the finished surface of the corridor side of corridor partitions and from center to center of the partitions that separate the Premises from adjoining rentable areas including columns and projections necessary to the Building together with a pro-rata share of the accessory areas serving the divided floor as described above, a pro-rated share of the main lobby, and the enclosing walls of all shafts or vents penetrating that floor.

                                      E-1